                                                                 333-___________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------

                          MINUTEMAN INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


                 ILLINOIS                                 ISSUER: 36-2262931
(State or other jurisdiction of incorporation or     (I.R.S. identification no.)
               organization)


                             111 SOUTH ROHLWING ROAD
                                ADDISON, IL 60101
                    (Address of principal executive offices)

                          MINUTEMAN INTERNATIONAL, INC.
                           2000 RESTRICTED STOCK PLAN
                            (Full title of the plan)


                                Frank R. Reynolds
                            Reynolds & Reynolds, Ltd.
                        111 W. Washington St., Suite 1631
                             Chicago, Illinois 60602
                     (Name and address of agent for service)

                            Telephone: (312) 331-4312
          (Telephone number, including area code, of agent for service)

                              ---------------------

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
TITLE OF SECURITIES TO       AMOUNT TO BE         PROPOSED MAXIMUM      PROPOSED MAXIMUM    AMOUNT OF REGISTRATION
     BE REGISTERED            REGISTERED         OFFERING PRICE PER    AGGREGATE OFFERING             FEE
                                                      SHARE (1)             PRICE (1)
-------------------------------------------------------------------------------------------------------------------
Common Stock, no par            150,000                 $8.75             $1,312,000.00             $346.00
value
-------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee on the basis of the average high and low prices of the Common Stock as reported by the National Association of Securities Dealers Automated Quotation System on April 27, 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.

         Not required to be included herewith.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Not required to be included herewith.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission by Minuteman International, Inc. (the "Company") are incorporated by reference in this Registration Statement:

         (1) Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

         (2)  Quarterly Report on Form 10-Q for the quarter ended March 31,
              2000;

         (3) Proxy Statement for the Annual Meeting of Shareholders held April 18, 2000.

         In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been issued or which deregisters all securities offered then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         As of March 31, 2000, the planned offering consists of 150,000 shares of the Common Stock of the Company, no Par Value.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Frank R. Reynolds, a director of the Company, is a principal in the law firm of Reynolds and Reynolds, Ltd., and has served as legal counsel for the Company since 1975. It is anticipated that he will perform legal services for the Company in 2000 as well. During the year ended December 31, 1999, the Company paid $66,000 in legal fees to his firm.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Sec. 8.75 of the Illinois Business Corporation Act provides that a corporation may indemnify directors and officers for expenses reasonably incurred in defending an action brought against them based on their actions in that capacity if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may indemnify a director or officer in a derivative suit if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, unless such person has been adjudged to have been liable to the corporation. A corporation may purchase directors and officers' insurance ("D&O Insurance") whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Section. ARTICLES OF INCORPORATION

         By Amendment dated February 10, 1987, the shareholders amended Article Eight of the Articles of Incorporation to read:

                  The Corporation shall indemnify any officer and director who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation to the fullest extent as provided in the Illinois Business Corporation Act of 1983 and as amended from time to time.

                  The Corporation shall, to the full extent permitted by the Illinois Corporation Act of 1983 as amended and to the full extent as amended in the future, indemnify all directors and officers pursuant to the provisions thereto.

         INSURANCE

         The Company has entered into a contract with Great American Insurance Company for D&O Insurance. The policy covers the Company up to $7,000,000 each year for amounts that the Company pays to its directors and officers as indemnification under the Company's Articles of Incorporation.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         The following exhibits are filed as part of this Registration
Statement:

         4.1      Form of Minuteman International, Inc. 2000 Restricted Stock
                  Plan.

         4.2      Form of Restricted Stock Award Agreement.

         5        Opinion of Reynolds & Reynolds, Ltd. regarding Company Common
                  Stock.

         23.1     Consent of Reynolds & Reynolds, Ltd. (included in Exhibit 5).

         23.2     Consent of Ernst & Young LLP.

         24 Power of Attorney of Jerome E. Rau, Thomas J. Nolan, Tyll Necker, Frederick W. Hohage, Frank R. Reynolds, James C. Schrader, Jr. and Gregory J. Rau (included on signature page).

ITEM 9. UNDERTAKINGS.

1.       The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
                  Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

2.       Commission Position on Indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Addison, State of Illinois, on the 4th day of May, 2000.

                                             MINUTEMAN INTERNATIONAL, INC.

                                             By:   /s/ Jerome E. Rau
                                                   ---------------------------
                                                   Jerome E. Rau
                                                   Chairman of the Board
                                                   Chief Executive Officer

                             Power of Attorney

                  We, the undersigned directors and executive officers of MINUTEMAN INTERNATIONAL, INC., hereby severally constitute Jerome E. Rau and Thomas J. Nolan, and each of them singly, our true and lawful attorneys with full power to them and each of them to sign for us, and in our names in the capacities indicated below, any and all amendments to this Registration Statement filed with the Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to any and all amendments to said Registration Statement.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 4, 2000.


               Signature                                                   Title


           /s/ Jerome E. Rau                                       Chairman of the Board,
 --------------------------------------                    Chief Executive Officer and Director
             Jerome E. Rau

          /s/ Thomas J. Nolan                          Chief Financial Officer, Secretary & Treasurer
 --------------------------------------             (Principal Financial Officer and Principal Accounting
            Thomas J. Nolan                                               Officer)

            /s/ Tyll Necker                                               Director
 --------------------------------------
              Tyll Necker

        /s/ Frederick W. Hohage                                           Director
 --------------------------------------
          Frederick W. Hohage

         /s/ Frank R. Reynolds                                            Director
 --------------------------------------
           Frank R. Reynolds

       /s/ James C. Schrader, Jr.                                         Director
 --------------------------------------
         James C. Schrader, Jr.

           /s/ Gregory J. Rau                                             Director
 --------------------------------------
             Gregory J. Rau

                                  EXHIBIT INDEX



        Exhibit Number                   Description                      Page
        --------------                   -----------                      ----

              4.1              Form of Minuteman International,
                               Inc. 2000 Restricted Stock Plan

              4.2               Form of Restricted Stock Award
                                          Agreement

               5               Opinion of Reynolds & Reynolds,
                             Ltd. regarding Company Common Stock

             23.2               Consent of Ernst & Young LLP






                                      S-2